Exhibit 99.1

Auxilium Pharmaceuticals, Inc. Announces Promotion of Dr. James P. Tursi to

Chief Medical Officer

MALVERN, PA, (August 8, 2011) — Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL), a specialty biopharmaceutical company, today announced that Dr. James P. Tursi has been promoted to Chief Medical Officer. Dr. Tursi will report to Armando Anido, Chief Executive Officer and President of Auxilium, and sit on the Auxilium Executive Committee in this role.

Dr. Tursi has been employed at Auxilium since March of 2009 and has been responsible for the oversight of clinical development, clinical operations, biometrics and medical writing. He led a team of 30 individuals involved in clinical activities across several indications. Dr. Tursi played critical roles in the preparation, submissions and approvals of the XIAFLEX® U.S. biologics license application and XIAPEX® European marketing authorization application for Dupuytren’s contracture, as well as design of subsequent phase IV clinical trials. He also has led the Peyronie’s phase III program development and overseen enrollment of these pivotal clinical studies.

Prior to Auxilium, Dr. Tursi entered the pharmaceutical industry in 2004 as a medical director for Procter and Gamble Pharmaceuticals. He worked on several products and therapeutic areas, which included female sexual dysfunction, overactive bladder, and osteoporosis. His responsibilities included Clinical Development and Medical Affairs. He moved to GlaxoSmithKline Biologicals in 2006 and directed all Medical Affairs responsibilities for cancer vaccines in North America.

Dr. Tursi received his doctor of medicine degree from the Medical College of Pennsylvania. He subsequently completed his training in Gynecology and Obstetrics at the Johns Hopkins Hospital and entered clinical practice in Southern New Jersey caring for indigent patients. He practiced medicine for over 10 years and created a medical education company, I Will Pass®, which assists physicians in the process of board certification.

“Jim played an instrumental role in the approval of XIAFLEX for Dupuytren’s contracture, as well as the excellent management of the phase III Peyronie’s disease development program,” said Armando Anido, Chief Executive Officer and President of Auxilium. “I am looking forward to the leadership and experience he will bring to this important position.”

About Auxilium

Auxilium Pharmaceuticals, Inc. is a specialty biopharmaceutical company with a focus on developing and marketing products to predominantly specialist audiences, such as urologists, endocrinologists, certain targeted primary care physicians, hand surgeons, subsets of orthopedic, general, and plastic surgeons who focus on the hand, and rheumatologists. Auxilium markets XIAFLEX® (collagenase clostridium histolyticum) for the treatment of adult Dupuytren’s contracture patients with a palpable cord and Testim® 1%, a testosterone gel, for the topical treatment of hypogonadism in the U.S. Pfizer Inc. has marketing rights for XIAPEX® (the EU trade name for collagenase clostridium histolyticum) in 46 countries in Eurasia and Asahi Kasei Pharma Corporation has development and commercial rights for XIAFLEX in Japan. Ferring International Center S.A. markets Testim in the EU and Paladin Labs Inc. markets Testim in

Canada. Auxilium has two projects in clinical development. XIAFLEX is in phase III of development for the treatment of Peyronie’s disease and is in phase II of development for treatment of Frozen Shoulder syndrome (Adhesive Capsulitis). Auxilium also has rights to pursue additional indications for XIAFLEX. For additional information, visit http://www.auxilium.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release contains “forward-looking-statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding the leadership and experience that Dr. Tursi will bring to the position of Chief Medical Officer; products in development for Dupuytren’s contracture, Peyronie’s disease, and Frozen Shoulder syndrome; and the potential for XIAFLEX to be used in multiple indications.

Forward-looking statements often address Auxilium’s expected future financial position or business strategy and plans and objectives of management for future operations. Forward-looking statements provide Auxilium’s current expectations or forecasts of future events. Auxilium’s performance and financial results could differ materially from those reflected in these forward-looking statements due to various risks and uncertainties.

A more detailed list and description of the risks and uncertainties that Auxilium faces may be found under the heading “Risk Factors” in Auxilium’s Annual Report on Form 10-K for the year ended December 31, 2010 and Form 10-Q for the quarter ended June 30, 2011, which are on file with the Securities and Exchange Commission. Given these risks and uncertainties, any or all of the forward-looking statements contained in this release may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Auxilium undertakes no obligation to update publicly any forward-looking statement.

CONTACT:

James E. Fickenscher

Chief Financial Officer, Auxilium Pharmaceuticals, Inc.

+1-484-321-5900

jfickenscher@auxilium.com

or

William Q. Sargent Jr.

Vice-President, Investor Relations and Corporate Communications

+1-484-321-5900

wsargent@auxilium.com